CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of The Destination Funds and to the use of our report dated April 13, 2005 on the statements of assets and liabilities and of operations as of April 11, 2005 of the Destination Select Equity Fund (the "FUND"). Such financial statements appear in the Fund's Statement of Additional Information.




                                       BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
MAY 9, 2005